POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer of Citizens Financial Group, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Bruce Van Saun, John Fawcett, Stephen Gannon, and Ronald S. Ohsberg, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company's fiscal year ended December 31, 2014 on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 27th day of February, 2015.

/s/ Bruce Van Saun
Bruce Van Saun
Chairman of the Board and Chief Executive Officer
(Principal Executive
Officer and Director)

/s/ John Fawcett	/s/ Ronald S. Ohsberg
John Fawcett	Ronald S. Ohsberg
Chief Financial Officer (Principal Financial Officer)	Executive Vice President and Controller (Principal Accounting Officer)

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/s/ Mark Casady	/s/ Charles Koch
Mark Casady	Charles Koch
Director	Director

/s/ Anthony Di Iorio	/s/ Arthur Ryan
Anthony Di Iorio	Arthur Ryan
Director	Director

/s/ Robert Gillespie	/s/ Shivan Subramaniam
Robert Gillespie	Shivan Subramaniam
Director	Director

/s/ William Hankowsky	/s/ Wendy Watson
William Hankowsky Director	Wendy Watson Director

/s/ Howard Hanna III	/s/ Marita Zuraitis
Howard Hanna III	Marita Zuraitis
Director	Director

/s/ Leo Higdon, Jr.
Leo Higdon, Jr.
Director